Todd Shipyards Corporation Announces Quarterly Financial Results For July 3, 2005

VIA FACSIMILE	CONTACT: SUMMER O'CONNOR
TOTAL PAGES - 3	SHAREHOLDER RELATIONS
(206) 623-1635 Ext. 106

SEATTLE, WASHINGTON...August 9, 2005...Todd Shipyards Corporation (the "Company") announced financial results for the first quarter ended July 3, 2005. For the quarter, the Company reported net income of $2.5 million or $0.44 per diluted share on revenue of $66.9 million. For the prior year first quarter ended June 27, 2004, the Company reported net income of $1.2 million or $0.22 per diluted share on revenue of $32.1 million.

The Company's first quarter revenue of $66.9 million reflects an increase of $34.8 million (108%) from the same period last fiscal year. The quarter to quarter increase in revenue and net income is primarily attributable to work for the Navy on the NIMITZ CLASS Aircraft Carrier USS STENNIS and work on submarines under contracts with Electric Boat Company.

For the quarter ended July 3, 2005, the Company reported operating income of $3.4 million. In the prior year quarter ended June 27, 2004, the Company reported operating income of $1.7 million. The increase in operating income for the first quarter of fiscal year 2006 from levels reported in the first quarter of fiscal year 2005 is attributable to the above mentioned increase in volume.

The Company reported investment and other income of $0.3 million and $0.2 million for the quarters ended July 3, 2005 and June 27, 2004, respectively.

For the first quarter ended July 3, 2005, the Company reported income before income taxes of $3.7 million and recorded $1.3 million in federal income tax expense, resulting in net income reported for the period of $2.5 million. In the prior year period ended June 27, 2004, the Company reported income before income taxes of $1.9 million and recorded $0.7 million federal income tax expense, resulting in net income for the period of $1.2 million.

The results of operations are as follows:

TODD SHIPYARDS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
Periods ended July 3, 2005 and June 27, 2004
(in thousands of dollars, except per share data)
	Quarter Ended
	7/03/05	6/27/04

Revenue	$ 66,884	$ 32,095

Operating expenses:
Cost of revenue	49,836	21,387
Administrative and manufacturing
overhead expenses	13,673	9,016
Other - Insurance settlements	(63)	(17)
	--------	--------
Total operating expenses	63,446	30,386
	--------	--------
Operating income	3,438	1,709

Investment and other income	285	186
Gain on sales of
available-for-sale securities	13	-
	--------	--------
Income before income taxes	3,736	1,895

Income tax expense	(1,273)	(673)
	--------	--------
Net income	$ 2,463	$ 1,222
	========	========
Net income per common share:
Diluted	$0.44	$0.22

Number of shares used in the
calculation of earnings per share
(thousands)	5,590	5,638

A copy of the Company's financial statements for the quarter ended July 3, 2005 will be filed with the Securities & Exchange Commission as part of its quarterly report on Form 10-Q. The Company's Form 10-Q should be read in conjunction with this earnings report.

TODD SHIPYARDS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
July 3, 2005 and April 3, 2005
(in thousands of dollars)
	Period Ended
	07/03/05	04/03/05
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$ 1,950	$ 3,823
Securities available-for-sale	35,134	34,964
Accounts receivable, net	22,447	17,664
Insurance receivable - current	9,388	14,328
Other	18,959	16,850
	--------	--------
Total Current Assets	87,878	87,629

Property, plant and equipment, net	27,500	27,333
Deferred pension asset	27,931	28,127
Insurance receivable	9,566	9,401
Other long term assets	4,006	3,961
	--------	--------
Total Assets	$156,881	$156,451
	========	========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accruals
including taxes payable	$ 27,248	$ 22,430
Environmental and other reserves - current	9,457	14,328
Other	3,371	4,676
	--------	--------
Total Current Liabilities	40,076	41,434

Environmental and other reserves	12,310	12,408
Accrued postretirement benefits	14,812	14,957
Other non-current	8,785	8,845
	--------	--------
Total Liabilities	75,983	77,644

Total stockholders' equity	80,898	78,807
	--------	--------
Total liabilities and stockholders' equity	$156,881	$156,451
	========	========

A copy of the Company's financial statements for the quarter ended July 3, 2005 will be filed with the Securities & Exchange Commission as part of its quarterly report on Form 10-Q. The Company's Form 10-Q should be read in conjunction with this earnings report.